NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

•	Fourth quarter 2017 net revenue of $397.1 million, as compared to $367.9 million in the comparable prior year quarter, an increase of 7.9%.

•	Fourth quarter 2017 GAAP net loss per diluted share of $1.02, as compared to net income per diluted share of $0.65 in the comparable prior year quarter.

◦	Fourth quarter 2017 GAAP net loss includes one-time charge of $48.3 million relating to U.S. tax reform.

◦	Fourth quarter 2017 non-GAAP net income per diluted share of $0.71, as compared to $0.88 in the comparable prior year quarter.

•	2017 net revenue of $1.41 billion, as compared to $1.33 billion in 2016, an increase of 5.9%.

•	2017 GAAP net income per diluted share of $0.59, as compared to $2.25 in 2016.

◦	2017 GAAP net income includes one-time charge of $48.3 million relating to U.S. tax reform.

◦	2017 non-GAAP net income per diluted share of $2.74, as compared to $3.10 in 2016.

•	Company announces intention to separate Arlo business.

•
Business outlook[1]: Company expects first quarter 2018 net revenue to be in the range of $330 million to $345 million, with GAAP operating margin in the range of 0.8% to 1.8% and non-GAAP operating margin in the range of 6.5% to 7.5%. Additionally, the Company expects the GAAP tax rate to be approximately 28.0% and non-GAAP tax rate to be approximately 25.0%.

SAN JOSE, California - February 6, 2018 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and growing businesses, today reported financial results for the fourth quarter and full year ended December 31, 2017.

Net revenue for the fourth quarter ended December 31, 2017 was $397.1 million, as compared to $367.9 million in the fourth quarter ended December 31, 2016, and $355.5 million in the third quarter ended October 1, 2017. Net loss, computed in accordance with GAAP, for the fourth quarter of 2017 was $31.9 million, or $1.02 net loss per diluted share. This compared to GAAP net income of $22.1 million, or $0.65 net income per diluted share, in the fourth quarter of 2016, and GAAP net income of $20.8 million, or $0.64 net income per diluted share, in the third quarter of 2017. Non-GAAP net income was $0.71 per diluted share in the fourth quarter of 2017, as compared to non-GAAP net income of $0.88 per diluted share in the fourth quarter of 2016 and $0.81 per diluted share in the third quarter of 2017.

Operating margin, computed in accordance with GAAP, for the fourth quarter of 2017 was 4.9%, as compared to 9.0% in the year ago comparable quarter, and 7.1% in the third quarter of 2017. Non-GAAP operating margin was 7.3% in the fourth quarter of 2017, as compared to 11.4% in the fourth quarter of 2016 and 9.5% in the third quarter of 2017.

Net revenue for the full year of 2017 was $1.41 billion, a 5.9% increase as compared to $1.33 billion for 2016. Net income, computed in accordance with GAAP, for the full year 2017 was $19.4 million, or $0.59 per diluted share. This compared to GAAP net income of $75.9 million, or $2.25 per diluted share, for 2016. Non-GAAP net income was $2.74 per diluted share for the full year of 2017, as compared to non-GAAP net income of $3.10 per diluted share for 2016.

Operating margin, computed in accordance with GAAP, for the full year of 2017 was 6.2%, as compared to 8.6% for 2016. Non-GAAP operating margin was 8.7% in the full year of 2017, as compared to 11.6% for 2016.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We had a very successful fourth quarter, as demand during the holiday season was stronger than we had originally expected. I'm pleased to report that we set an all-time record in quarterly net revenue. Our Arlo and Orbi product lines were both massive hits with consumers. We could not have asked for a better finish to 2017. Meanwhile, we recently expanded our Nighthawk line into the gaming category, and released several new and exciting products and services for the SMB segment. "

Mr. Lo continued, “Today we are announcing that we have decided to separate the Arlo business from the rest of NETGEAR. Both Arlo and NETGEAR are market-leading businesses that have benefited from the resources that come with being part of a single company. That being said, we believe that now is an opportune time for them to part ways and pursue different growth trajectories. Arlo will aggressively acquire new users, while NETGEAR will continue to deepen engagement with its vast installed base. Both businesses are strong enough to operate independently, and will benefit from the focus, flexibility and financial resources that come with separation."

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "We are fortunate to have two successful businesses that are at very different stages of maturity. They have distinctly different investment profiles and capital structure requirements. Separating the two will provide each company with its own equity currency, as well as provide investors with the opportunity to invest in two great companies with unique financial profiles. Ultimately, we believe this is the best path forward to make both businesses more competitive in the market and to maximize value for our shareholders.”

Business Outlook

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "Looking forward to the first quarter of 2018, we expect net revenue to be in the range of $330 million to $345 million. GAAP operating margin is expected to be in the range of 0.8% to 1.8% and non-GAAP operating margin is expected to be in the range of 6.5% to 7.5%. Our GAAP tax rate is expected to be approximately 28.0% and our non-GAAP tax rate is expected to be 25.0% for the first quarter of 2018.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ended
	April 1, 2018
	Operating Margin Rate	Tax Rate
GAAP	0.8% - 1.8%	28.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.7%	__
Stock-based compensation expense	2.4%	__
Separation expense	2.6%	__
Tax effects of non-GAAP adjustments	__	(3.0)%
Non-GAAP	6.5% - 7.5%	25.0%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details
NETGEAR will review the fourth quarter and full year results and discuss management's expectations for the first quarter of 2018 today, Tuesday, February 6, 2018 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 2487009. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 30,000 retail locations around the globe, and through approximately 25,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2018 NETGEAR, Inc. NETGEAR, the NETGEAR logo, Arlo, Orbi and Nighthawk are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: the potential separation of the Arlo business, including NETGEAR’s and Arlo’s expected capital structures, future financial flexibility and ability to pursue their long-term strategies, NETGEAR’s future operating performance and financial condition, expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 50 through 71, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended October 1, 2017, filed with the Securities and Exchange Commission on November 3, 2017. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, restructuring and other charges, litigation reserves, net, gain on litigation settlements, loss pertaining to cost method investment, and the related tax effects, and the tax effects of the implementation of U.S. tax reform. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, restructuring and other charges, litigation reserves, net, gain on litigation settlements, and loss pertaining to cost method investment. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments and the charge relating to the implementation of U.S. tax reform that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$202,870	$240,468
Short-term investments	126,926	125,514
Accounts receivable, net	412,798	313,839
Inventories	245,894	247,862
Prepaid expenses and other current assets	27,176	35,102
Total current assets	1,015,664	962,785
Property and equipment, net	20,660	19,473
Intangibles, net	24,988	37,899
Goodwill	85,463	85,463
Other non-current assets	61,789	78,836
Total assets	$1,208,564	$1,184,456

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$111,915	$112,436
Accrued employee compensation	27,752	33,096
Other accrued liabilities	222,470	170,674
Deferred revenue	55,284	35,301
Income taxes payable	7,015	5,146
Total current liabilities	424,436	356,653
Non-current income taxes payable	31,544	15,119
Other non-current liabilities	22,099	15,865
Total liabilities	478,079	387,637
Stockholders' equity:
Common stock	31	33
Additional paid-in capital	603,137	566,307
Accumulated other comprehensive income (loss)	(851)	1,938
Retained earnings	128,168	228,541
Total stockholders' equity	730,485	796,819
Total liabilities and stockholders' equity	$1,208,564	$1,184,456

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Net revenue	$397,057	$355,483	$367,929	$1,406,920	$1,328,298
Cost of revenue	292,978	252,388	257,219	1,010,878	916,113
Gross profit	104,079	103,095	110,710	396,042	412,185
Gross margin	26.2%	29.0%	30.1%	28.1%	31.0%
Operating expenses:
Research and development	25,436	23,127	23,491	94,603	89,367
Sales and marketing	43,167	40,311	39,652	158,168	150,355
General and administrative	16,048	14,229	14,487	56,421	54,482
Restructuring and other charges	19	19	22	97	3,881
Litigation reserves, net	108	15	15	176	73
Total operating expenses	84,778	77,701	77,667	309,465	298,158
Income from operations	19,301	25,394	33,043	86,577	114,027
Operating margin	4.9%	7.1%	9.0%	6.2%	8.6%
Interest income	725	501	359	2,113	1,163
Other income (expense), net	640	666	461	2,024	(121)
Income before income taxes	20,666	26,561	33,863	90,714	115,069
Provision for income taxes	52,600	5,767	11,754	71,278	39,218
Net income (loss)	$(31,934)	$20,794	$22,109	$19,436	$75,851

Net income (loss) per share:
Basic	$(1.02)	$0.66	$0.67	$0.61	$2.32
Diluted	$(1.02)	$0.64	$0.65	$0.59	$2.25

Weighted average shares used to compute net income per share:
Basic	31,379	31,704	32,973	32,097	32,758
Diluted	31,379	32,393	33,925	33,044	33,728

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP gross profit	$104,079	$103,095	$110,710	$396,042	$412,185
GAAP gross margin	26.2%	29.0%	30.1%	28.1%	31.0%
Amortization of intangibles	705	852	2,466	5,542	9,648
Stock-based compensation expense	528	499	424	2,005	1,740
Non-GAAP gross profit	$105,312	$104,446	$113,600	$403,589	$423,573
Non-GAAP gross margin	26.5%	29.4%	30.9%	28.7%	31.9%

GAAP research and development	$25,436	$23,127	$23,491	$94,603	$89,367
Stock-based compensation expense	(1,179)	(1,056)	(1,004)	(4,927)	(4,075)
Non-GAAP research and development	$24,257	$22,071	$22,487	$89,676	$85,292

GAAP sales and marketing	$43,167	$40,311	$39,652	$158,168	$150,355
Amortization of intangibles	(1,756)	(1,756)	(1,771)	(7,055)	(7,085)
Stock-based compensation expense	(1,620)	(1,654)	(1,230)	(5,959)	(5,065)
Non-GAAP sales and marketing	$39,791	$36,901	$36,651	$145,154	$138,205

GAAP general and administrative	$16,048	$14,229	$14,487	$56,421	$54,482
Stock-based compensation expense	(2,408)	(2,374)	(1,991)	(9,256)	(8,069)
Separation expense	(1,384)	—	—	(1,384)	—
Non-GAAP general and administrative	$12,256	$11,855	$12,496	$45,781	$46,413

GAAP total operating expenses	$84,778	$77,701	$77,667	$309,465	$298,158
Amortization of intangibles	(1,756)	(1,756)	(1,771)	(7,055)	(7,085)
Stock-based compensation expense	(5,207)	(5,084)	(4,225)	(20,142)	(17,209)
Separation expense	(1,384)	—	—	(1,384)	—
Restructuring and other charges	(19)	(19)	(22)	(97)	(3,881)
Litigation reserves, net	(108)	(15)	(15)	(176)	(73)
Non-GAAP total operating expenses	$76,304	$70,827	$71,634	$280,611	$269,910

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP operating income	$19,301	$25,394	$33,043	$86,577	$114,027
GAAP operating margin	4.9%	7.1%	9.0%	6.2%	8.6%
Amortization of intangibles	2,461	2,608	4,237	12,597	16,733
Stock-based compensation expense	5,735	5,583	4,649	22,147	18,949
Separation expense	1,384	—	—	1,384	—
Restructuring and other charges	19	19	22	97	3,881
Litigation reserves, net	108	15	15	176	73
Non-GAAP operating income	$29,008	$33,619	$41,966	$122,978	$153,663
Non-GAAP operating margin	7.3%	9.5%	11.4%	8.7%	11.6%

GAAP other income (expense), net	$640	$666	$461	$2,024	$(121)
Gain on litigation settlements	—	—	—	—	(5)
Loss pertaining to cost method investment	—	—	—	—	547
Non-GAAP other income (expense), net	$640	$666	$461	$2,024	$421

GAAP net income (loss)	$(31,934)	$20,794	$22,109	$19,436	$75,851
Amortization of intangibles	2,461	2,608	4,237	12,597	16,733
Stock-based compensation expense	5,735	5,583	4,649	22,147	18,949
Separation expense	1,384	—	—	1,384	—
Restructuring and other charges	19	19	22	97	3,881
Litigation reserves, net	108	15	15	176	73
Gain on litigation settlements	—	—	—	—	(5)
Loss pertaining to cost method investment	—	—	—	—	547
Tax effects of above non-GAAP adjustments	(3,282)	(2,864)	(1,163)	(13,636)	(11,563)
Tax effects of U.S. tax reform	48,349	—	—	48,349	—
Non-GAAP net income	$22,840	$26,155	$29,869	$90,550	$104,466

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(1.02)	$0.64	$0.65	$0.59	$2.25
Amortization of intangibles	0.08	0.08	0.12	0.38	0.50
Stock-based compensation expense	0.18	0.17	0.14	0.67	0.56
Separation expense	0.04	—	—	0.04	—
Restructuring and other charges	0.00	0.00	0.00	0.00	0.12
Litigation reserves, net	0.00	0.00	0.00	0.01	0.00
Gain on litigation settlements	—	—	—	—	0.00
Loss pertaining to cost method investment	—	—	—	—	0.02
Tax effects of above non-GAAP adjustments	(0.10)	(0.08)	(0.03)	(0.41)	(0.35)
Tax effects of U.S. tax reform	1.50	—	—	1.46	—
Non-GAAP net income per diluted share*	$0.71	$0.81	$0.88	$2.74	$3.10

Shares used in computing GAAP net income (loss) per diluted share	31,379	32,393	33,925	33,044	33,728
Shares used in computing non-GAAP net income per diluted share	32,270	32,393	33,925	33,044	33,728
* The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	December 31, 2017	October 1, 2017	July 2, 2017	April 2, 2017	December 31, 2016

Cash, cash equivalents and short-term investments	$329,796	$372,786	$305,523	$361,235	$365,982
Cash, cash equivalents and short-term investments per diluted share	$10.22	$11.51	$9.23	$10.58	$10.79

Accounts receivable, net	$412,798	$295,591	$304,588	$265,254	$313,839
Days sales outstanding (DSO)	95	76	84	75	77

Inventories	$245,894	$249,078	$263,773	$267,826	$247,862
Ending inventory turns	4.8	4.1	3.6	3.4	4.2

Weeks of channel inventory:
U.S. retail channel	6.7	10.5	8.6	8.2	7.2
U.S. distribution channel	3.9	9.1	4.3	5.8	6.2
EMEA distribution channel	5.9	5.6	4.7	5.1	5.3
APAC distribution channel	8.1	6.3	7.0	5.9	7.4

Deferred revenue (current and non-current)	$69,399	$54,916	$44,727	$40,225	$42,947

Headcount	1,008	982	953	951	945
Non-GAAP diluted shares	32,270	32,393	33,116	34,136	33,925

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2017		October 1, 2017		December 31, 2016		December 31, 2017		December 31, 2016
Americas	$275,098	69%	$244,388	69%	$253,655	69%	$958,064	68%	$883,648	67%
EMEA	78,075	20%	62,161	17%	69,213	19%	253,885	18%	245,405	18%
APAC	43,884	11%	48,934	14%	45,061	12%	194,971	14%	199,245	15%
Total	$397,057	100%	$355,483	100%	$367,929	100%	$1,406,920	100%	$1,328,298	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net revenue:
Arlo	$128,509	$110,460	$76,977	$378,413	$188,469
Connected Home	198,704	183,099	214,938	762,069	844,818
SMB	69,844	61,924	76,014	266,438	295,011
Total net revenue	$397,057	$355,483	$367,929	$1,406,920	$1,328,298

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Arlo	$5,052	$5,794	$5,028	$20,795	$19,758
Connected Home	43,877	44,631	45,730	190,186	249,980
SMB	776	1,114	686	3,268	4,175
Total service provider net revenue	$49,705	$51,539	$51,444	$214,249	$273,913